UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 22, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On September 24, 2008, Medicis Pharmaceutical Corporation (the “Company”) announced that the Audit Committee of its Board of Directors concluded on September 22, 2008 that the Company’s financial statements for the annual, transition and quarterly periods in fiscal years 2003 through 2007 and the first and second quarters of 2008, will likely need to be restated and should no longer be relied upon as well as Ernst & Young LLP’s reports on the financial statements and effectiveness of internal control over financial reporting for the related periods. The restatement relates to a modification in the Company’s technical interpretation of the generally accepted accounting principles relating to sales return reserve calculations. The Company’s prior accounting method with respect to sales returns reserves, accrued returns at replacement cost rather than deferring the gross sales price based on the Company’s view of the economic impact of returns on its business. In connection with the restatement, the Company is in the process of revising its reserve calculations to defer the gross sales value of the returned product.
     Management is assessing the effect of the restatement on internal control over financial reporting. Management does not expect to reach a final conclusion on the restatement’s effect on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.
     The Company’s management and Audit Committee have discussed the matters disclosed in Item 4.02 of this Form 8-K with Ernst & Young LLP.
     A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Exhibits.
     (d) Exhibits
     99.1 Press Release dated September 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer